POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Howard D. Polsky, Chris topher R. Ryan, Kathleen Guerere, and John C. Grothaus, General Counsel and Sec retary, Deputy General Counsel, Assistant General Counsel, and Compliance and G overnance Manager, respectively, of K12 Inc. (the "Company"), or any of them si gning singly, and with full power of substitution, as the undersigned's true an d lawful attorney-in-fact to:

1.	prepare, execute in the undersigned's name and on the undersigned's beh alf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Fo rm ID, including amendments thereto, and any other documents necessary or appro priate to obtain codes and passwords enabling the undersigned to make electroni c filings with the SEC of reports required by Section 16(a) of the Securities E xchange Act of 1934, as amended (the "Act") or any rule or regulation of the SE C;

2.	execute for and on behalf of the undersigned, in the undersigned's capa city as an officer and/or director of the Company, Forms 3, 4 and 5 in accordan ce with Section 16(a) of the Act and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the under signed's ownership, acquisition or disposition of securities of the Company;

3.	do and perform any and all acts for and on behalf of the undersigned wh ich may be necessary or desirable to (i) complete and execute any such Form 3, 4, 5 or other forms or reports the undersigned may be required to file in conne ction with the undersigned's ownership, acquisition or disposition of securitie s of the Company, (ii) complete and execute any amendment or amendments thereto , and (iii) timely file such forms or reports with the SEC and any stock exchan ge or similar authority; and

4.	take any other action of any type whatsoever in connection with the for egoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being unders tood that the documents executed by such attorney-in-fact on behalf of the unde rsigned pursuant to this Power of Attorney shall be in such form and shall cont ain such terms and conditions as such attorney-in-fact may approve in such atto rney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and auth ority to do and perform any and every act and thing whatsoever requisite, neces sary, or proper to be done in the exercise of any of the rights and powers here in granted, as fully to all intents and purposes as the undersigned might or co uld do if personally present, with full power of substitution or revocation, he reby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by v irtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in su ch capacity at the request of the undersigned, are not assuming, nor is the Com pany assuming, any of the undersigned's responsibilities to comply with Section
 16 of the Act and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersig ned is no longer required to file Forms 3, 4 and 5 with respect to the undersig ned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoi ng attorneys-in-fact.


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be exe cuted as of this 21st day of April 2015.

Joseph P. Zarella



/s/ Joseph P. Zarella
Signature